EXHIBIT 21.1

Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (43.5%), Korn/Ferry International (H.K.) Limited (99% owned by Korn/Ferry International; 1% owned by Paul C. Reilly in trust for Korn/Ferry International), Korn/Ferry International de Venezuela, C.A. (49%), and Korn/Ferry (Thailand) Limited (48.8%).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina
3.	Korn/Ferry International Pty Limited	Australia
4.	Futurestep (Australia) Pty Ltd	Australia
5.	Korn/Ferry International GmbH	Austria
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Korn/Ferry International S/C Ltda.	Brazil
8.	Korn/Ferry Canada, Inc.	Canada
9.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
10.	Korn/Ferry International, S.A.	Chile
11.	Korn/Ferry International Consulting (Beijing) Limited	Beijing, China
12.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China
13.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	Shanghai, China
14.	Futurestep (Shanghai) Talent Consulting Company Limited	China
15.	Korn/Ferry International A/S	Denmark
16.	Korn/Ferry International & Cie, S.N.C.	France
17.	Korn/Ferry International Futurestep (France) SARL	France
18.	Korn/Ferry International GmbH	Germany
19.	Futurestep Germany GmbH	Germany
20.	Korn/Ferry International SA	Greece
21.	Korn/Ferry International (H.K.) Limited	Hong Kong
22.	Futurestep (Hong Kong) Ltd.	Hong Kong
23.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
24.	Korn/Ferry International Private Limited	India
25.	Futurestep Recruitment Services Private Ltd.	India
26.	PT. Korn/Ferry International	Indonesia
27.	Korn/Ferry International S.R.L.	Italy
28.	Futurestep (Italia) S.r.l.	Italy
29.	Nihon Korn/Ferry International K.K.	Japan
30.	Futurestep (Japan) K.K.	Japan
31.	Korn/Ferry International (Korea) Limited	Korea
32.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
33.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
34.	Korn/Ferry International S.A. de C.V.	Mexico
35.	Korn/Ferry International B.V.	Netherlands
36.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
37.	Korn Ferry International (New Zealand) Limited	New Zealand
38.	Futurestep (New Zealand) Ltd.	New Zealand
39.	Korn/Ferry International Peru S.A.	Peru
40.	Korn/Ferry International Sp.z.o.o.	Poland
41.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.	Poland
42.	Korn/Ferry International Pte. Ltd.	Singapore
43.	Futurestep (Singapore) Pte Ltd.	Singapore
44.	Korn/Ferry International S.A.	Spain
45.	Futurestep (Espana), S.L.	Spain
46.	Korn/Ferry International AB	Sweden
47.	Korn/Ferry (Schweiz) AG	Switzerland
48.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan
49.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand
50.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey

Subsidiaries		Jurisdiction
51.	Futurestep (UK) Limited	United Kingdom
52.	Korn/Ferry International, Limited	United Kingdom
53.	K/FI (UK) Limited	United Kingdom
54.	The Whitehead Mann Partnership LLP	United Kingdom
55.	Whitehead Mann Limited	United Kingdom
56.	Continental American Management Corp.	United States, California
57.	Korn/Ferry International Holding India	United States, California
58.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
59.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
60.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
61.	K/FI Canada Holdings, LLC	United States, Delaware
62.	Lore International Institute, LLC	United States, Delaware
63.	Lominger Limited, Inc.	United States, Minnesota
64.	Sensa Solutions, Inc.	United States, Virginia
65.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela

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